EXHIBIT (12)

                  THE PROCTER & GAMBLE COMPANY AND SUBSIDIARIES
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                COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES
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
                              Millions of Dollars


                                                                                                                Three Months
                                                                  Years Ended June 30                           Ended Sept. 30

                                                          ----------------------------------------------        --------------
                                                          1992       1993       1994     1995     1996          1995     1996
                                                          ------     ------     ------   ------   ------        ------   ------
EARNINGS AS DEFINED
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    Earnings from operations before income taxes
       after eliminating undistributed earnings
       of equity method investees                         $2,870     $   294    $3,307   $4,022   $4,695        $1,246   $1,486

    Fixed charges, excluding capitalized interest            584         631       569      571      576           145      136
                                                          ------     -------    ------   ------   ------        ------   ------

       TOTAL EARNINGS, AS DEFINED                         $3,454     $   925    $3,876   $4,593   $5,271        $1,391   $1,622
                                                          ======     =======    ======   ======   ======        ======   ======


FIXED CHARGES, AS DEFINED
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    Interest expense (including capitalized interest)     $  535     $   577    $  501   $  511   $  493        $  124   $  112
    1/3 of rental expense                                     74          79        87       83       92            22       24
                                                          ------     -------    ------   ------   ------        ------   ------
       TOTAL FIXED CHARGES, AS DEFINED                    $  609     $   656    $  588   $  594   $  585        $  146   $  136
                                                          ======     =======    ======   ======   ======        ======   ======

       RATIO OF EARNINGS TO FIXED CHARGES                    5.7         1.4       6.6      7.7      9.0           9.5     11.9
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